Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of February 24, 2005 by and between SinoFresh HealthCare, Inc., a Florida corporation (the “Company”), and AdSouth Partners, Inc. (the “Holder.”)

     WHEREAS, the Company has agreed to issue to Holder a common stock purchase warrant (the “Warrant”) for One Hundred Thousand (100,000) shares (the “Common Stock Shares”) of its common stock, no par value per share (the “Common Stock”), in payment for certain services provided; and

     WHEREAS, the Company has agreed to enter into this Agreement and grant to the Holder the registration rights herein.

     NOW, THEREFORE, in consideration of the premises, promises and the mutual covenants contained herein, the Company and Holder hereby agree as follows:

1. Certain Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

               “Commission” shall mean the Securities and Exchange Commission.

               “Effective Date” shall mean the date the Company executes this Agreement.

               “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

               “Registrable Stock” shall mean the Common Stock Shares issuable upon exercise of the Warrant, excluding Common Stock Shares: (a) which have been registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them; or (b) which could be, in the opinion of counsel to the Company, publicly sold as of the date in question pursuant to Rule 144 under the Securities Act.

               “Securities Act” shall mean the Securities Act of 1933, as amended.

2. Registration Rights.

               (a) “Piggyback Registration”. If the Company at any time or from time to time proposes to register any of its Common Stock under the Securities Act (other than in connection with: (i) a registration on Form S-4 pertaining to a merger or similar transaction; or (ii) registration on Form S-8, or similar forms) the Company shall request that the managing underwriter (if any) of such underwritten offering include the Registrable Stock in the registration statement for the underwritten offering in such registration. If such managing underwriter agrees to include the Remittable Stock in the registration statement relating to the underwritten offering, the Company shall at such time give prompt written notice to the Holder of its intention to effect such registration and of such Holder’s right under such proposed registration, and upon the request of the

Holder delivered to the Company within ten (10) days after giving such notice (which request shall specify the Registrable Stock intended to be disposed of by the Holder), the Company shall use its reasonable best efforts to include such Registrable Stock held by the Holder requested to be included in such registration; provided, however, that:

                    (i) If the underwriter of the Company’s proposed offering with respect to which the Holder has made a request pursuant to Section 2(a) advises the Company in writing that such inclusion is likely to adversely affect the market for the securities being registered for sale by the Company, the Company may refuse to include any of the Holder’s Registrable Stock in the registration statement filed with respect to such offering; provided, however, that if such underwriter advises the Company in writing that, in its opinion, the dollar amount or number of securities requested to be included in such registration exceeds the dollar amount or number of securities which can be sold in such offering, the amount of securities to be included in the Company’s proposed offering and held by the Holder and all other holders having similar “piggyback” rights as the Holder shall be reduced by the amount indicated by the underwriter on a pro rata basis among all of such holders with such reduction allocated in proportion to the total number of securities each of such holders initially sought to have registered in connection with the Company’s proposed offering.

                    (ii) the Company may, in its sole discretion and without the consent of the Holder, delay the filing or effectiveness of the registration statement or withdraw such registration statement and abandon the proposed offering in which the Holder had requested to participate, but any abandonment shall not preclude Holder’s subsequent request for registration pursuant to this Section 2 (a).

               (b) Option to Include Registrable Stock in Offering. The Holder, subject to the provisions of Section 2(a), shall have the option to include any of the Holder’s Registrable Stock in the registration statement. The Company shall not be required to include the Holder’s Registrable Stock in the registration statement relating to an underwritten offering of the Company’s securities unless the Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (provided such terms are usual and customary for selling stockholders) and the Holder agrees to execute and/or deliver such documents in connection with such registration as the Company or the managing underwriter may reasonably request.

               (c) Cooperation with Company. The Holder will cooperate with the Company in all respects in connection with this Agreement, including, timely supplying all information reasonably requested by the Company and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Stock.

3. Registration Procedures.

               (a) In connection with any registration under Section 2(a) hereof, the Company agrees as follows:

                    (i) use its reasonable best efforts to cause such registration statement to become effective and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided).

                    (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in Section 3(a) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Stock covered by such registration statement in accordance with the sellers’ intended method of disposition set forth in such registration statement for such period;

                    (iii) furnish to Holder such numbers of copies of a summary prospectus or other prospectus, including a preliminary prospectus or any amendment or supplement to any prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Stock covered by such registration statement;

                    (iv) use its reasonable best efforts to register and qualify the Registrable Stock covered by such registration statement under such other securities or blue sky laws of such jurisdiction as the Holder, in the case of an underwritten public offering, the managing underwriter, reasonably shall request, and do any and all other acts and things which may be necessary or advisable to enable the Holder to consummate the public sale or other disposition in such jurisdiction of the Registrable Stock, except that the Company shall not for any such purpose be required to: (i) qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process or be subject to any escrow or other similar conditions; or (ii) take any other actions or submit itself or its directors or officers to any restrictions, obligations or burdens having a material adverse economic effect on it or them;

                    (v) use its reasonable best efforts to list or cause to be quoted such securities on any securities exchange or national quotation service on which any securities of the Company are then listed or quoted, if the listing or quotation of such securities is then permitted under the rules of such exchange or national quotation service;

                    (vi) enter into and perform its obligations under an underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering; and

                    (vii) notify Holder and each underwriter under such registration statement, if any, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (b) For purposes of Sections 3(a) and 3(b) hereof, the period of distribution of Registrable Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Stock in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Stock covered thereby or 30 days (or such other amount of time as determined by the Company in its sole discretion).

4. Expiration of Registration Rights. The obligations of the Company to register shares of the Registrable Stock under Section 2 of this Agreement, shall terminate one year after the date of this Agreement, unless such obligations terminate earlier in accordance with the terms of this Agreement.

5. Expenses. All expenses incurred by the Company in complying with the provisions of this Agreement, including, without limitation, all filing fees, printing expenses, fees and disbursements of Company counsel and independent public accounts for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the National Association of Securities Dealers, Inc., fees of transfer agents and registrars and costs of issuance, but excluding any Selling Expenses and expenses of counsel for any Holder of the Registrable Stock, are called “Registration Expenses.” All underwriting discounts, selling commissions and underwriter expense reimbursement allowances applicable to the sale of Registrable Stock, any stock transfer taxes incurred with respect to the sale of Registrable Stock, as well as all fees and expenses of Holder’s legal counsel and other advisors, are called “Selling Expenses.”

The Company will pay all Registration Expenses in connection with each registration of Registrable Stock pursuant to the provisions of this Agreement. All Selling Expenses in connection with each such registration statement shall be borne by the Holder.

6. Indemnification. In the event any Registrable Stock are included in a registration statement pursuant to this Agreement:

               (a) Company Indemnity. To the extent permitted by law, the Company shall indemnify and hold harmless the Holder hereunder, its officers and directors, each underwriter of such Registrable Stock thereunder and each other person, if any, who controls such Holder or underwriter within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which they may become subject under the Securities Act or other federal or state law, insofar as such losses, claims, damages, liabilities, or expenses (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company shall reimburse the Holder, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, expense or action; provided, however, that the Company shall not be liable in any such case if and to the extent that any such loss, claim, damage, liability, expense or action arises out of or is based upon: (i) an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Holder, any such underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus; or (ii) such Holder’s failure to deliver a copy of the final prospectus as then amended or supplemented after the Company has furnished such Holder with a sufficient number of copies of the same, but only if delivery of same is required by law and the same would have cured the defect giving rise to any such loss, claim, damage, liability, expense or action.

               (b) Holder Indemnity. In the event of a registration of any of Holder’s Registrable Stock under the Securities Act pursuant to the provisions of this Agreement, the Holder shall furnish to the Company in writing such information and affidavits with respect to such Holder as the Company reasonably requests for use in connection with any such registration statement (or prospectus contained therein) and the Holder will indemnify and hold harmless to the extent permitted by law, the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer and director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages, liabilities or expenses to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or other-wise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any statements or information provided by the Holder to the Company or underwriter in connection with the offer and sale of Registrable Stock. Notwithstanding the foregoing, the amount Holder shall be obligated to indemnify pursuant to this Agreement shall be limited to an amount equal to the proceeds received by Holder of the Registrable Stock sold pursuant to the registration statement which gives rise to such obligation to indemnify.

               (c) Notice; Right to Defend. Any person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such person will claim indemnification or contribution pursuant to this Agreement and, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and the indemnifying party, shall permit the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to such indemnified party. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel for the indemnified party with respect to such claim. The indemnifying party will not be subject to any liability for any settlement made without its consent. Failure of notice by a seller of Registrable Stock entitled to indemnification hereunder will not relieve the Company of its obligations under this Section 6 unless the Company is actually prejudiced thereby.

               (d) Contribution. If the indemnification provided for in this Agreement is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               (e) Survival of Indemnity, The indemnification provided by this Agreement shall be a continuing right to indemnification and shall survive the registration and sale of any Registrable Stock by any person entitled to indemnification hereunder and the expiration or termination of this Agreement.

8. Assignment of Registration Rights. The rights of the Holder under this Agreement, including the rights to cause the Company to register Registrable Stock may not be assigned without the written prior consent of the Company. In the event of any transfer, the transfer will only be permitted if the transferee agrees to be bound by the provisions of this Agreement.

9. Notices.

               (a) All communications under this Agreement shall be in writing and shall be mailed by certified mail return receipt requested, postage prepaid, or telegraphed or telexed with confirmation of receipt or delivered by hand or by overnight delivery service,

                    (i) If to the company, at:

SinoFresh HealthCare, Inc.
516 Paul Morris Drive
Englewood, Florida 34223
Attn: Charles A. Fust, Chief Executive Officer

or at such other address as it may have furnished in writing to the Holder of Registrable Stock at the time outstanding, or

                    (ii) if to the Holder of any Registrable Stock, to the address of such Holder as it appears in the stock ledger of the Company.

               (b) Any notice so addressed, when mailed by certified mail return receipt requested shall be deemed to be given three days after so mailed, when telegraphed or telexed shall be deemed to be given when transmitted, or when delivered by hand or overnight delivery service shall be deemed to be given when delivered.

10. Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the Holder.

11. Amendment, Waiver and Termination. This Agreement may be amended, and the observance of any term of this Agreement may be waived, but only with the written consent of the Company and the Holder.

12. Counterparts. One or more counterparts of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

13. Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Florida, without giving effect to conflicts of law principles.

14. Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

15. Headings. The headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

16. Entire Agreement. This Agreement expresses the entire understanding of the company and the Holder with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and undertakings of the Company and the Holder with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the day and year first above written.

SINOFRESH HEALTHCARE, INC.		ADSOUTH PARTNERS, INC.

By:

	Name: Charles Fust	Name:

	Title: Chairman and CEO	Title: